PDI, Inc. CONTACT:                                                                          INVESTOR CONTACTS:
Jeffrey E. Smith,                                                                                Lippert/Heilshorn & Associates, Inc.
Chief Financial Officer                                                                         Kim Sutton Golodetz (kgolodetz@lhai.com)
(201) 258-8451                                                                               (212) 838-3777
jesmith@pdi-inc.com                                                                           Bruce Voss (bvoss@lhai.com)
www.pdi-inc.com                                                                              (310) 691-7100

PDI Names Gerald Belle to Board of Directors

SADDLE RIVER, N.J. (April 28, 2008) – PDI, Inc. (NASDAQ: PDII), a provider of commercialization services to the biopharmaceutical industry, today announced the appointment of Gerald P. Belle to the Company’s board of directors effective April 23, 2008.  Mr. Belle’s appointment expands the number of board members to 10.

Mr. Belle was most recently the executive chairman of Merial, Ltd., a global leader in animal health and a joint venture between Merck and sanofi-aventis, a position he held for three years until his retirement in November 2007.  Prior to that, he was president and CEO, North American Pharmaceuticals, Aventis, Inc., until his retirement from that company in 2004, after more than 35 years of service.  His experience at Aventis was mainly in executive commercial and general management positions in the United States, Asia, Europe/Middle East/Africa and Canada.

Mr. Belle also serves on the board of directors of Myriad Genetics, Inc.  He is a graduate of Xavier University in Cincinnati, Ohio and holds an MBA from Northwestern University in Chicago.

“Jerry has had a distinguished career in the pharmaceutical industry and we are very excited that he has chosen to serve on our board of directors,” commented John P. Dugan, PDI’s chairman.  “We will benefit immensely from his wealth of experience with both large and emerging pharmaceutical companies as we reestablish our leadership in contract sales and support services to this industry.”

About PDI

PDI is a leading provider of contract sales teams to pharmaceutical companies, offering a range of sales support services designed to achieve the strategic and financial objectives of our customers.  In addition, PDI also provides marketing research, physician interaction and medical education programs.  PDI’s services offer clients a range of promotional and educational options for the commercialization of their products throughout their lifecycles, from development through maturity.

PDI operates in three business segments: Sales Services, Marketing Services and Product Commercialization.  Our Sales Services include Performance Sales Teams™, which are dedicated pharmaceutical sales force teams for specific customers; Select Access™, our targeted sales solution that leverages an existing sales force and infrastructure; and PDI ON DEMAND, a suite of innovative sales services that provide rapid, customized sales force solutions tailored to meet the local, regional and seasonal needs of our customers.  Our Marketing Services include marketing research and consulting services through TVG in Dresher, PA, and medical communications services through Pharmakon in Schaumburg, IL.  In addition, PDI is a high-quality provider of continuing medical education through Vital Issues in Medicine (VIM®), located in Dresher, PA.  In our Product Commercialization segment, we seek to utilize our considerable sales and marketing expertise to promote certain pharmaceutical products on behalf of our customers through revenue-sharing arrangements, which provides our customers with the ability to maximize the commercial potential for these products while enabling them to focus their internal resources on their high priority, more strategic brands.  PDI's experience extends across multiple therapeutic categories and includes office- and hospital-based initiatives.

PDI's commitment is to deliver innovative solutions, unparalleled execution and superior results for its customers.  Recognized as an industry pioneer, PDI remains committed to continuous innovation and to retaining the industry's highest-quality employees.  For more information, please visit the Company's website at www.pdi-inc.com.

Forward-Looking Statements

This press release contains forward-looking statements regarding future events and financial performance. These statements are based on current expectations and assumptions involving judgments about, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond PDI’s control.  These statements also involve known and unknown risks, uncertainties and other factors that may cause PDI’s actual results to be materially different from those expressed or implied by any forward-looking statement.  Such factors include, but are not limited to: changes in outsourcing trends or a reduction in promotional, marketing and sales expenditures in the pharmaceutical, biotechnology and life sciences industries; the loss of one or more significant clients or a material reduction in service revenues from such clients; the ability to fund and successfully implement PDI’s long-term strategic plan; the ability to successfully develop product commercialization opportunities; the ability to successfully identify, complete and integrate any future acquisitions and the effects of any such acquisitions on PDI’s ongoing business; the ability to meet performance goals in incentive-based and revenue sharing arrangements with clients; competition in our industry; the ability to attract and retain qualified sales representatives and other key employees and management personnel; product liability claims against PDI; changes in laws and healthcare regulations applicable to PDI’s industry or PDI’s, or its clients’, failure to comply with such laws and regulations; volatility of PDI’s stock price and fluctuations in its quarterly revenues and earnings; potential liabilities associated with insurance claims; failure of, or significant interruption to, the operation of its information technology and communications systems; and the risk factors detailed from time to time in PDI's periodic filings with the Securities and Exchange Commission, including without limitation, PDI's Annual Report on Form 10-K for the year ended December 31, 2007, and PDI's subsequently filed quarterly reports on Form 10-Q and current reports on Form 8-K. Because of these and other risks, uncertainties and assumptions, undue reliance should not be placed on these forward-looking statements. In addition, these statements speak only as of the date of this press release and, except as may be required by law, PDI undertakes no obligation to revise or update publicly any forward-looking statements for any reason.

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